                         NOTICE OF GUARANTEED DELIVERY

                             REGARDING THE OFFER BY
                       BUILDING ONE SERVICES CORPORATION

                  TO PURCHASE FOR CASH 25,500,000 SHARES

                            AT $22.50 PER SHARE

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to tender shares pursuant to the Offer if (i) certificates for shares of common stock ("Shares") of Building One Services Corporation, a Delaware corporation (the "Company"), other than Pledged Shares, are not immediately available; (ii) time will not permit all required documents to reach Harris Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Supplement to the Offer to Purchase, dated April 6, 1999 (the "Supplement to the Offer to Purchase")); or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See
Section 3 of the Supplement to the Offer to Purchase. Tenders using this form may be made only by or through a member firm of a registered national securities exchange, or a commercial bank or trust company having an office, branch or agency in the United States.

                  Depositary: HARRIS TRUST COMPANY OF NEW YORK

                By Mail:                       By Hand/Overnight Courier:

--------------------------------------------------------------------------------
          Wall Street Station                        Receive Window
          Post Office Box 1023                     Wall Street Plaza
        New York, NY 10268-1023                88 Pine Street, 19th Floor
                                                   New York, NY 10005


                           By Facsimile Transmission:
                        (for Eligible Institutions Only)
                                 (212) 701-7636

                        For Information (call collect):
                                 (212) 701-7624

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

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

Ladies and Gentlemen:

  The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in its Supplement to the Offer to Purchase, dated April 6, 1999, and the related Letter of Transmittal, receipt of which are hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Supplement to the Offer to Purchase.

Number of Shares Tendered: __________     Name(s) of Record Holder(s):

Certificate Nos. (if available):
-------------------------------------     -------------------------------------

-------------------------------------     -------------------------------------
                                          Address:
                                                   ----------------------------

                                          -------------------------------------

                                          -------------------------------------

If Shares will be tendered by book-
entry transfer to The Depository
Trust Company, please check box:
                                          [_]

                                          DTC Participant Number: _____________
                                          Area Code and Telephone Number: _____

 ODD LOTS                                          CONDITIONAL TENDER


   To be completed ONLY if Shares
 are being tendered by or on behalf          Unless this box has been
 of persons owning beneficially an         completed and a minimum specified,
 aggregate of fewer than 100               the tender will be deemed
 Shares.                                   unconditional (see Section 3 of
                                           the Supplement to the Offer to
                                           Purchase).


   The undersigned either (check
 one):                                       Minimum number of Shares that
                                           must be purchased, if any are
                                           purchased:

 [_]was as of the close of business
    on March 23, 1999 and is as of
    the date hereof the beneficial
    owner of an aggregate of fewer
    than 100 Shares, all of which
    are tendered; or

                                                        Shares (fill in)

 [_]is a broker, dealer, commercial
    bank, trust company or other
    nominee that (i) is tendering,
    for the beneficial owners
    thereof, Shares with respect to
    which it is the record owner;
    and (ii) believes, based upon
    representations made to it by
    each such beneficial owner,
    that such beneficial owner
    owned as of the close of
    business on March 23, 1999 and
    owns as of the date hereof an
    aggregate of fewer than 100
    Shares and is tendering all of
    such Shares.



Dated: ________________________, 1999     -------------------------------------
                                                        Signature

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

                                   GUARANTEE

  The undersigned, a member firm of a registered national securities exchange, or a commercial bank or trust company having an office, branch or agency in the United States, hereby: (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (b) represents that the tender of such Shares complies with Rule 14e-4; and (c) guarantees to deliver to Harris Trust Company of New York, the Depositary, certificates representing the Shares tendered hereby, in proper form for transfer (or to tender Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company if so specified on the foregoing page), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees, and any other required documents, within three Nasdaq Stock Market trading days after the date of receipt hereof by the Depositary.

                                         Name of Firm: _______________________
                                                    (Please Print)
                                         Authorized Signature: _______________
                                         Name: _______________________________
                                         Title: ______________________________
                                         Address: ____________________________
                                                  (Include Zip Code)
                                         -------------------------------------
                                           (Area Code and Telephone Number)


Dated: ___________________________, 1999

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